PROXY

                         CHURCHILL DOWNS INCORPORATED

                              700 Central Avenue
                          Louisville, Kentucky 40208


                ANNUAL MEETING OF SHAREHOLDERS - JUNE 13, 1996


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
            The undersigned hereby appoints Frank B. Hower, Jr. and
W. Bruce Lunsford as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 13, 1996 or any adjournment thereof, hereby revoking any Proxy heretofore given.

            The Board of Directors unanimously recommends a vote FOR the following proposals:

      1.    Election of Class III Directors (Proposal No. 1):

____ FOR all nominees listed              ____ WITHHOLD AUTHORITY to
below (Except as marked to                vote for all nominees listed
the contrary below)                       below

Class III Directors:          Charles W. Bidwill, Jr., Thomas H.
                              Meeker, Carl F. Pollard and Darrell R.
                                      Wells

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below).
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      2.    ____ FOR          ____ AGAINST            ____ ABSTAIN
Proposal to approve the Churchill Downs Incorporated 1995 Employee Stock Purchase Plan (Proposal No. 2);

      3.    ____ FOR          ____ AGAINST            ____ ABSTAIN
Proposal to approve minutes of the 1995 Annual Meeting of Share-holders, approval of which does not amount to ratification of action taken thereat (Proposal No. 3);

      4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

                        UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND FOR THE ELECTION OF ALL CLASS III DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.
                        Dated ________________________________, 1996

                        ________________________________________________________

                        _____________________ (Please sign this proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)










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